                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 6, 1999 relating to the financial statements, which are incorporated by reference in Cisco Systems, Inc. Annual Report on Form 10-K for the year ended July 25, 1998. We also consent to the incorporation by reference of our report dated August 4, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts."



                           PricewaterhouseCoopers LLP


San Jose, California
October 28, 1999